Dohan and Company                               7700 North Kendall Drive, 200
Certified Public Accountants                    Miami, Florida 33156-7578
A Professional Association                      Telephone (305) 274-1366
                                                Facsimile (305) 274-1368
                                                E-mail info@uscpa.com
                                                Internet www.uscpa.com

May 10, 2006

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC

Dear Sir and/or Madam:

We have read the statements about our firm included under Item 4 in the Form 8-K dated May 11, 2006 of Lions Petroleum Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained herein.

Yours truly,


/s/ Dohan and Company, CPA's

Dohan and Company CPAs